Exhibit 99.1

Reliant Bancorp, Inc. Reports Third Quarter 2020 Results

Net Income Per Diluted Common Share of $0.69, Up 91.7% Compared to Q3 2019
Net Interest Margin of 4.54%/Assets exceed $3.0 billion

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 22, 2020--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), parent company of Reliant Bank (“Reliant” or the “Bank”), reported net income attributable to common shareholders of $11.5 million, or $0.69 per diluted common share, for the third quarter of 2020 compared to net income attributable to common shareholders of $4.0 million, or $0.36 per diluted common share, for the third quarter of 2019. Excluding the impact of merger related income and expenses, adjusted net income per diluted common share increased 16.7% from the second quarter of 2020 and 84.2% from the third quarter of 2019.

DeVan Ard Jr., Reliant Bancorp's Chairman and CEO stated, “I am very proud of the value our team has been able to build for shareholders and the service they have provided to our community despite the many economic and operating challenges presented by the COVID-19 pandemic. Third quarter 2020 net interest income increased 1.9% over the second quarter of 2020 as improvement in our funding costs offset a modest drop in loan yields. Gross loans grew organically at a 1.8% pace for the quarter or 7.0% annualized, a strong pace given the current environment. Our credit quality continues to be a source of strength as well, with no net charge-offs reported for the quarter and a decrease in nonperforming assets of 15.9% compared to the prior quarter. We provided additional reserves for potential COVID-19-related risks, but at a lower level than in the prior two quarters.”

Quarterly Highlights

Net Interest Income Increases on Continued Core Margin Improvement

The net interest margin declined to 4.54% at September 30, 2020, a 4 basis point decrease when compared to the prior quarter. The net interest margin decrease was primarily due to a 25 basis point decrease in our yield on loans held for investment and was partially offset by a 12 basis point decrease in our cost of funds. The decrease in loan yield can partially be attributed to a $1.4 million decline in purchase accounting accretion as compared to the prior quarter. The adjusted net interest margin, which excludes purchase accounting accretion, was 3.98%, an increase of 17 basis points for the same period. Similarly, net interest income for the quarter was $30.5 million, a linked-quarter increase of $0.6 million, or 1.9%. The decrease in cost of funds can primarily be attributed to our continued success in execution of our strategic initiatives around attracting and retaining core deposits and the general market rate decline. At September 30, 2020, customer deposits comprised 85.2% of total deposits compared to 86.1% of total deposits at June 30, 2020, and non-time deposits grew $44.8 million, or 2.8%, in the same period. In addition, $1.0 million of purchase accounting accretion was realized during the third quarter of 2020 for acquired certificates of deposit and Federal Home Loan Bank advances.

Our continued focus on improving the earning-asset mix also contributed to margin expansion, as average loans held for investment increased to 84.3% of average earning assets at September 30, 2020, compared to 78.6% at September 30, 2019.

Continued Growth From Strong Relationship Network

Loans increased $40.6 million from the linked quarter, or 1.75% and 7.00% when annualized. Loan originations during the quarter totaled $260.3 million at a weighted-average coupon rate of 4.38%.

Loans increased $1.0 billion year-over-year and was impacted by the acquired loan portfolios from both First Advantage Bank and Community Bank & Trust, which totaled $612.8 million and $143.4 million, respectively at September 30, 2020.

Deposits increased $35.5 million from the linked quarter and $954.8 million year-over-year. Non-interest-bearing deposits increased $4.5 million from the linked quarter. Ard stated, "Our team has demonstrated a continued ability to attract and retain deposits in a difficult environment, fulfilling one of our strategic goals and helping us to better serve the community's credit needs."

Year-over-year deposit growth can be attributed primarily to acquired deposit portfolios from both First Advantage Bank and Community Bank & Trust, which totaled $594.7 million and $211.5 million, respectively, at September 30, 2020. Organic year-over-year deposit growth totaled $148.7 million, or 9.2%.

Asset Quality Remains Stable and Capital Well Positioned

Credit quality remains strong. Nonperforming loans accounted for 0.29% of total loans and nonperforming assets accounted for 0.32% of total assets at September 30, 2020. The allowance for loan loss was 0.84% of loans (1.64% including unaccreted purchased loan discounts) at September 30, 2020. A $1.5 million provision was recognized during the quarter driven primarily by risk factors related to the COVID-19 pandemic. The acquired loan portfolios are reserved for through fair value marks that consider both credit quality and changes in interest rates.

Shareholders’ equity increased $11.5 million from the linked quarter to $307.1 million at September 30, 2020, due to current quarter net income. Both the Company and Bank continue to meet the criteria to be classified as "Well Capitalized" under applicable banking regulations. Tangible book value per share increased from the linked quarter by $0.69, or 4.9%, to $14.65 at September 30, 2020.

Conclusion

Ard concluded, "We are very pleased with the many ways our team has come together as 'one bank' to serve our community more effectively and to recognize efficiencies and other benefits from our larger, consolidated company. We continue to see increased demand in the loan pipeline at the end of the third quarter and we expect growth will continue into the fourth quarter. At approximately $3.0 billion in total consolidated assets and with the operating momentum we have, we are optimistic about our position in the market and financial outlook."

Conference Call Information

The Company will hold a conference call to discuss third quarter 2020 results on Friday, October 23, 2020, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/38108. A link to these events can be found on the Company’s website (https://www.reliantbank.com) under the tab titled "Investor Relations."

Following the live broadcast, the webcast replay will be available on the Company's website (https://www.reliantbank.com) under the tab titled "Investor Relations" followed by the tab titled "News & Market Information" followed by the tab titled "Event Calendar" followed by the tab titled "Past Events" and will be available for 12 months.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2020, Reliant Bancorp had approximately $3.0 billion in total consolidated assets, approximately $2.4 billion in loans and approximately $2.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Financial Measures

This release contains certain financial measures that are not measures recognized under generally accepted accounting principles (GAAP) and, therefore, are considered non-GAAP financial measures. Members of Company management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the periods presented. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.

The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact,” “average tangible shareholders’ equity,” "return on average tangible common equity ROATCE,” “adjusted ROATCE,” “tangible assets,” “tangible equity,” “tangible book value per common share TBVPS,” “core bank efficiency ratio,” and “adjusted loan loss allowance.”

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including statements made during the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating the Company's credit quality being a source of strength, the Company's ability to attract and retain deposits, and loan demand in the fourth quarter of 2020. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the possible recurrence of the coronavirus (COVID-19), (5) changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry such as, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (or the CARES) Act, (6) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (7) increased levels of other real estate, primarily as a result of foreclosures, (8) the impact of liquidity needs on our results of operations and financial condition, (9) competition from financial institutions and other financial service providers, (10) the effect of interest rate increases on the cost of deposits, (11) unanticipated weakness in loan demand or loan pricing, (12) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (13) lack of strategic growth opportunities or our failure to execute on available opportunities, (14) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (15) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors, (16) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (17) our ability to effectively manage problem credits, (18) our ability to successfully implement efficiency initiatives on time and with the results projected, (19) our ability to successfully develop and market new products and technology, (20) the impact of negative developments in the financial industry and United States and global capital and credit markets, (21) our ability to retain the services of key personnel, (22) our ability to adapt to technological changes, (23) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (24) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (25) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (26) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (27) the risk that expected cost savings and revenue synergies from (a) the merger of the Company and Tennessee Community Bank Holdings, Inc. ("TCB Holdings") (the “TCB Holdings Transaction”) or (b) the merger of the Company and First Advantage Bancorp ("FABK") (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (28) the effect of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (29) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (30) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (31) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (32) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the integration of the Transactions, and (33) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED
September 30, 2020, June 30, 2020 and September 30, 2019
(Dollar Amounts in Thousands)

ASSETS	September 30, 2020	June 30, 2020	September 30, 2019
Cash and due from banks	$14,050	$12,805	$7,395
Interest-bearing deposits in financial institutions	61,349	81,033	43,852
Federal funds sold	12,273	638	73
Total cash and cash equivalents	87,672	94,476	51,320
Securities available for sale	273,893	249,014	297,310
Loans	2,357,898	2,317,324	1,350,683
Less allowance for loan losses	(19,834)	(18,237)	(12,291)
Loans, net	2,338,064	2,299,087	1,338,392
Mortgage loans held for sale, net	99,587	101,579	16,757
Accrued interest receivable	14,615	13,579	7,488
Premises and equipment, net	33,319	33,524	21,048
Operating leases right of use assets	14,619	15,452	—
Restricted equity securities, at cost	17,367	17,509	11,279
Other real estate, net	1,326	2,514	1,943
Cash surrender value of life insurance contracts	68,109	67,723	46,351
Deferred tax assets, net	8,523	9,787	456
Goodwill	51,506	51,058	43,642
Core deposit intangibles	11,820	12,293	7,507
Other assets	24,092	22,531	12,322
TOTAL ASSETS	$3,044,512	$2,990,126	$1,855,815
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$538,844	$534,353	$237,917
Interest-bearing demand	272,805	273,993	149,442
Savings and money market deposit accounts	813,001	771,505	397,243
Time	940,852	950,163	826,069
Total deposits	2,565,502	2,530,014	1,610,671
Accrued interest payable	3,744	3,100	1,610
Federal funds purchased	5,000	—	—
Subordinated debentures	70,389	70,413	11,665
Federal Home Loan Bank advances	40,555	49,121	3,928
Operating leases liabilities	15,756	16,591	—
Other liabilities	36,480	25,344	8,289
TOTAL LIABILITIES	2,737,426	2,694,583	1,636,163
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 16,634,572, 16,631,604, and 11,195,062 shares issued and outstanding at September 30, 2020, June 30, 2020, and September 30, 2019, respectively	16,635	16,632	11,195
Additional paid-in capital	232,738	232,436	166,512
Retained earnings	55,206	45,351	36,339
Accumulated other comprehensive income	2,507	1,124	5,606
TOTAL SHAREHOLDERS’ EQUITY	307,086	295,543	219,652
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,044,512	$2,990,126	$1,855,815

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
INTEREST INCOME
Interest and fees on loans	$32,895	$33,447	$17,502
Interest and fees on loans held for sale	1,037	815	263
Interest on investment securities, taxable	399	128	549
Interest on investment securities, nontaxable	1,186	1,317	1,576
Federal funds sold and other	250	208	321
TOTAL INTEREST INCOME	35,767	35,915	20,211
INTEREST EXPENSE
Deposits
Demand	236	218	81
Savings and money market deposit accounts	1,162	1,476	976
Time	2,736	3,135	4,825
Federal Home Loan Bank advances and other borrowings	104	148	66
Subordinated debentures	992	982	199
TOTAL INTEREST EXPENSE	5,230	5,959	6,147
NET INTEREST INCOME	30,537	29,956	14,064
PROVISION FOR LOAN LOSSES	1,500	3,000	606
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	29,037	26,956	13,458
NONINTEREST INCOME
Service charges on deposit accounts	1,583	1,381	976
Gains on mortgage loans sold, net	3,783	2,248	1,385
Gain on securities transactions, net	—	327	—
Other noninterest income	635	466	399
TOTAL NONINTEREST INCOME	6,001	4,422	2,760
NONINTEREST EXPENSE
Salaries and employee benefits	12,184	12,464	7,634
Occupancy	2,054	2,026	1,359
Data processing and software	2,240	2,026	1,553
Professional fees	775	680	404
Regulatory Fees	365	537	(17)
Merger expenses	78	2,632	299
Other operating expense	2,637	1,899	1,815
TOTAL NONINTEREST EXPENSE	20,333	22,264	13,047
INCOME BEFORE PROVISION FOR INCOME TAXES	14,705	9,114	3,171
INCOME TAX EXPENSE	2,800	1,634	557
CONSOLIDATED NET INCOME	11,905	7,480	2,614
NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(374)	388	1,386
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$11,531	$7,868	$4,000
Basic net income attributable to common shareholders, per share	$0.70	$0.48	$0.36
Diluted net income attributable to common shareholders, per share	$0.69	$0.48	$0.36

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION - UNAUDITED
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)

Core Bank (1)
	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net interest income	$29,729	$29,420	$13,910
Provision for loan losses	1,500	3,000	606
Noninterest income	2,218	2,174	1,375
Noninterest expense (excluding merger expense)	16,065	16,433	9,726
Merger expense	78	2,632	299
Income before provision for income taxes	14,304	9,529	4,654
Income tax expense	2,773	1,661	654
Net income attributable to common shareholders	$11,531	$7,868	$4,000

Residential Mortgage Company
	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net interest income	$808	$536	$154
Provision for loan losses	—	—	—
Noninterest income	3,783	2,248	1,385
Noninterest expense	4,190	3,199	3,022
Income (loss) before provision for income taxes	401	(415)	(1,483)
Income tax expense (benefit)	27	(27)	(97)
Net income (loss)	374	(388)	(1,386)
Noncontrolling interest in net (income) loss of subsidiary	(374)	388	1,386
Net income (loss) attributable to common shareholders	$—	$—	$—
(1)	Core Bank includes all entities included in the Consolidated Financial Statements other than the Residential Mortgage Company.
(2)	The above financial information is presented, net of intercompany eliminations.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED
AT OR FOR THE STATED THREE MONTHS ENDED
(Dollar Amounts in Thousands, Except Per Share Amounts)

	September 30, 2020	June 30, 2020	September 30, 2019
Per Common Share Data
Net income attributable to common shareholders, per share
Basic	$0.70	$0.48	$0.36
Diluted	$0.69	$0.48	$0.36
Book value per common share	$18.46	$17.77	$19.62
Basic weighted average common shares	16,587,274	16,496,817	11,104,918
Diluted weighted average common shares	16,649,673	16,529,080	11,177,367
Common shares outstanding at period end	16,634,572	16,631,604	11,195,062
Selected Balance Sheet Data
Loans, net of unearned income	$2,357,898	$2,317,324	$1,350,683
Total assets	3,044,512	2,990,126	1,855,815
Customer deposits	2,185,915	2,177,734	1,117,756
Wholesale and other purchased funds	379,587	352,280	492,915
Total deposits	2,565,502	2,530,014	1,610,671
Total liabilities	2,737,426	2,694,583	1,636,163
Total shareholders' equity	307,086	295,543	219,652
Total liabilities and shareholders' equity	3,044,512	2,990,126	1,855,815
Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	2,337,958	2,302,154	1,312,153
Earning assets(1)	2,771,917	2,734,898	1,669,482
Total assets	2,981,687	2,948,366	1,806,455
Interest-bearing liabilities	2,108,428	2,159,118	1,354,451
Total liabilities	2,682,252	2,659,405	1,589,368
Total shareholders' equity	299,435	288,961	217,087
Total liabilities and shareholders' equity	2,981,687	2,948,366	1,806,455
Preliminary Capital Ratios (Consolidated)(4)
Tier 1 leverage	8.72%	8.47%	9.85%
Common equity tier 1	9.77%	9.25%	10.85%
Tier 1 risk-based capital	10.25%	9.71%	11.64%
Total risk-based capital	13.44%	12.80%	12.51%
Selected Performance Ratios (3)
Return on average assets	1.54%	1.07%	0.88%
Return on shareholders' equity	15.32%	10.95%	7.31%
Net interest margin (tax-equivalent basis)	4.54%	4.58%	3.51%
Selected Asset Quality Measures
Nonaccrual loans	$6,738	$7,541	$4,380
90+ days past due still accruing	64	8	121
Total nonperforming loans	6,802	7,549	4,501
Total nonperforming assets (2)	9,731	11,571	6,444
Net (recoveries) charge offs	(97)	(116)	(19)
Nonperforming loans to total loans	0.29%	0.33%	0.33%
Nonperforming assets to total assets	0.32%	0.39%	0.35%
Nonperforming assets to total loans and NPAs	0.41%	0.50%	0.48%
Allowance for loan losses to total loans	0.84%	0.79%	0.91%
Allowance for loan losses to nonperforming loans	291.61%	241.58%	273.07%
Net (recoveries) charge offs to average loans (3)	(0.02)%	(0.02)%	(0.01)%

(1)

Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2)	Nonperforming assets consist of nonperforming loans, repossessed assets, and other real estate.
(3)	Data has been annualized.
(4)	Current quarter capital ratios are estimated.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC.
YIELD TABLES - UNAUDITED
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended September 30, 2020			Three Months Ended June 30, 2020			Three Months Ended September 30, 2019
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$2,337,958	5.34	$30,640	$2,302,154	5.68	$31,708	$1,312,153	5.12	$16,632
Loan fees	—	0.38	2,255	—	0.30	1,739	—	0.26	870
Loans with fees	2,337,958	5.73	32,895	2,302,154	5.98	33,447	1,312,153	5.38	17,502
Mortgage loans held for sale	103,729	3.98	1,037	85,313	3.84	815	18,271	5.71	263
Deposits with banks	57,909	0.47	68	66,031	0.30	50	33,410	1.96	165
Investment securities - taxable	67,569	2.35	399	66,234	0.78	128	73,115	2.98	549
Investment securities - tax-exempt	185,058	3.29	1,186	193,216	3.51	1,317	220,233	3.60	1,576
Federal funds sold and other	19,694	3.68	182	21,950	2.90	158	12,300	5.03	156
Total earning assets	2,771,917	5.29	35,767	2,734,898	5.45	35,915	1,669,482	4.98	20,211
Nonearning assets	209,770			213,468			136,973
Total assets	$2,981,687			$2,948,366			$1,806,455
Interest bearing liabilities
Interest bearing demand	$272,506	0.34	$236	$279,171	0.31	$218	$142,702	0.23	$81
Savings and money market	786,589	0.59	1,162	731,278	0.81	1,476	350,440	1.10	976
Time deposits - retail	715,310	1.01	1,819	749,566	1.19	2,217	540,688	2.17	2,956
Time deposits - wholesale	223,095	1.64	917	201,307	1.83	918	294,750	2.52	1,872
Total interest-bearing deposits	1,997,500	0.82	4,134	1,961,322	0.99	4,829	1,328,580	1.76	5,885
Federal Home Loan Bank advances and other borrowings	40,567	1.02	104	127,399	0.47	148	14,216	1.84	66
Subordinated Debt	70,361	5.61	992	70,397	5.61	982	11,655	6.77	199
Total borrowed funds	110,928	3.93	1,096	197,796	2.30	1,130	25,871	4.06	265
Total interest-bearing liabilities	2,108,428	0.99	5,230	2,159,118	1.11	5,959	1,354,451	1.80	6,150
Net interest rate spread (%)/ Net interest income ($)		4.30	30,537		4.34	29,956		3.18	14,061
Noninterest bearing deposits	536,353	(0.20)		468,620	(0.20)		227,502	(0.26)
Other noninterest bearing liabilities	37,471			31,667			7,415
Shareholders' equity	299,435			288,961			217,087
Total liabilities and shareholders' equity	$2,981,687			$2,948,366			$1,806,455
Cost of funds		0.79			0.91			1.54
Net interest margin		4.54			4.58			3.51

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis including a state tax credit included in loan yields of $751, $779, and $300, respectively, for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)(4)
Tax equivalent net interest income (1)(2)	$31,643	$31,117	$14,787
Purchase accounting adjustments	(3,868)	(5,232)	(383)
Adjusted net interest income	$27,775	$25,885	$14,404
Adjusted net interest margin	3.98%	3.81%	3.42%

Adjusted net income attributable to common shareholders and related impact (1)
Net income attributable to common shareholders	$11,531	$7,868	$4,000
Merger expenses	78	2,632	299
Tax effect of adjustments to net income	(20)	(565)	(27)
After tax adjustments to net income	$98	$3,197	$326
Adjusted net income attributable to common shareholders	$11,589	$9,935	$4,272
Adjusted return on average assets (3)	1.55%	1.36%	0.94%
Adjusted return on average shareholders' equity (3)	15.40%	13.83%	7.81%
Adjusted net income attributable to common shareholders, per diluted share	$0.70	$0.60	$0.38

Average tangible shareholders' equity: (1)
Average shareholders' equity	$299,435	$288,961	$217,087
Less: average goodwill	51,108	51,058	43,642
Less: average core deposit intangibles	12,104	12,529	7,598
Net average tangible common equity	$236,223	$225,374	$165,847

Return on average: (1)(3)
Tangible common equity (ROATCE)	19.42%	14.04%	9.57%
Adjusted ROATCE	19.52%	17.73%	10.22%
(1)	Not a recognized measure under generally accepted accounting principles (GAAP).
(2)	Amount includes tax equivalent adjustment to quantify the tax equivalent net interest income.
(3)	Data has been annualized.
(4)

Prior calculation of this ratio removed tax credits related to certain tax-preference-qualified loans and tax-exempt securities. The Company views these credits as normal course of business and as such removal is unnecessary.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Tangible assets: (1)
Total assets	$3,044,512	$2,990,126	$1,855,815
Less: goodwill	51,506	51,058	43,642
Less: core deposit intangibles	11,820	12,293	7,507
Net tangible assets	$2,981,186	$2,926,775	$1,804,666
Tangible equity: (1)
Total shareholders' equity	$307,086	$295,543	$219,652
Less: goodwill	51,506	51,058	43,642
Less: core deposit intangibles	11,820	12,293	7,507
Net tangible common equity	$243,760	$232,192	$168,503
Ratio of tangible common equity to tangible assets	8.18%	7.93%	9.34%
Tangible book value per common share (TBVPS): (1)
Net tangible equity	$243,760	$232,192	$168,503
Common shares outstanding	16,634,572	16,631,604	11,195,062
TBVPS	$14.65	$13.96	$15.05
Core bank efficiency ratio (excludes mortgage segment and merger expense)(1)
Non-interest expense	$16,065	$16,433	$9,726
Net interest income	29,729	29,420	13,910
Tax equivalent adjustment for tax exempt interest income	1,106	1,161	726
Non-interest income	2,218	2,174	1,375
Less loss (gain) on sale of other real estate	2	(11)	—
Less (gain) on sale of securities	—	(327)	—
Less loss on disposal of premises and equipment	8	—	—
Adjusted operating income	$33,063	$32,417	$16,011
Efficiency Ratio	48.59%	50.69%	60.75%
Adjusted loan loss allowance: (1)
Allowance for loan losses	$19,834	$18,237	$12,291
Purchase loan discounts	18,939	21,939	3,326
Loan loss reserve and purchase loan discounts	$38,773	$40,176	$15,617

Allowance for loan losses and purchase loan discounts to total loans	1.64%	1.73%	1.16%
(1)	Not a recognized measure under generally accepted accounting principles (GAAP).

This information is preliminary and based on company data available at the time of presentation.

Contacts

DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)